                                                                   EXHIBIT 10.12

                            SIXTH AMENDMENT TO LEASE

         This Sixth Amendment to Lease ("Amendment") is made and entered into as of the ______day of February, 1998 by and among NTS/SPRINGS OFFICE, LTD., a Kentucky limited partnership d/b/a THE SPRINGS (successor in interest to NTS/Breckinridge, Ltd., a Kentucky limited partnership d/b/a the Springs) ("Lessor"), And KFC NATIONAL PURCHASING COOPERATIVE, INC., a Delaware corporation d/b/a FoodService Purchasing Cooperative, Inc. ("Lessee").

                                    RECITALS

              A. NTS/Breckinridge, Ltd. d/b/a The Springs, as Lessor, and KFC National Purchasing Cooperative, Inc., as Lessee, entered into a certain Lease dated April 8, 1988, relating to certain space in The Springs Office Building on Breckenridge Lane in Louisville, Kentucky, as modified by: (i) Addendum to Lease dated December 29, 1989, (ii) Second Amendment to Lease dated January 15, 1993,
(iii) Third Amendment to Lease dated April 11,1995, (iv) fourth Amendment to Lease dated April 11,1995 and (v) Fifth Amendment to Lease dated December 15, 1997 (as amended, the "Lease").

              B. Lessor and Lessee desire to enter into this Amendment for the purpose of amending certain of the terms and conditions of the Lease as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged the parties agree as follows:

         1. Amendments to Lease. Effective as of March 1, 1999, the Lease is amended as follows:

                  1.1 Section 2 of the Lease is amended and restated in its entirety as follows:

                      Section 2. GRANT AND THE PREMISES. Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor the following office space (the "Premises") in the office building (the "Building"), containing 124,771 square feet, forming part of the development known as "The Springs" (the "Development") and located at 950 Breckenridge Lane, Louisville,
                      Kentucky:

                      Suite 30     (containing approximately 3, 713 sq. feet)
                      Suite 240    (containing approximately 6,644 sq. feet)
                      Suite 270
                        and 280    (containing approximately 4,530 sq. feet)
                      Suite 295    (containing approximately 3,287 sq. feet)
                      Suite 300    (comprising the entire third floor and
                                   Containing approximately 33,300 sq. feet)

                      Total Square Footage:     51,474 sq. feet

                  Lessee shall have the right (i) in common with Lessor, other lessees in the Building, their employees, agents, customers and invitees to use the common areas of the Building and the legally subdivided tract of real property on which the Building is situated, including without limitation, entrances and exits, halls, corridors, stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and the conference room, but only for the purposed intended therefor (the "Common Areas"), and (ii) in common with the foregoing and other occupants of the Development, their employees, agents and invitees, to use the access road from Breckenridge Lane to the Building. The term "Common Areas" shall also include a picnic area with a gazebo and any other outdoor amenities which Lessor in its sole discretion may elect to provide, all of which are to be installed by Lessor at its expense and maintained by Lessor.

                  1.2 Section 3 of the Lease is amended and restated in its entirety as follows:

                       Section 3. The Term. The term of this Lease shall be
                  extended for a period of six (6) years commencing on March 1, 1999 and ending on February 28, 2005 (the "Term").

                  1.3 Section 4 of the Lease is amended and restated in its entirety as follows:

                       Section 4. Rent. During the Term, Lessee shall pay to
                  Lessor as rent, the monthly amounts set forth in this Section 4 for the respective periods indicated (the "Rent"). All payments of the Rent shall be made payable to Lessor and paid in advance on the first (1st) business day of each and every month. The Rent and all sums hereinafter designated as additional rent shall be mailed to Lessor at the office of NTS Development Company, 10172 Linn Station Road, Louisville, Kentucky 40223, all of which Lessee hereby covenants and agrees to pay without demand or notice and without any right of offset, set-off or deduction. In the event Lessee shall fail to pay any of the Rent or other monies due under this Lease within ten (10) days after the same become due and payable, then a service charge of one and one-half percent (1.5%) per month or any portion of a month for which such payment of the Rent or additional payment is late shall be charged as follows:

                       03/01/1999 - 02/28/2002     Annual rent in the amount of $720,636.00 payable in
                                                   monthly installments of $60,053.00.

                       03/01/2002 - 02/28/2005     Annual rent in the amount of $784,978.50 payable in
                                                   monthly installments of $65,414.88.

                  0.4 Section 4.1 of the Lease is amended and Lessee's Prorata Share is as follows:

                           In their Lease, the Prorata Share for Lessee is
                           41.25%.

                  0.5 Section 4.2, Paragraphs A and B shall be deleted in their entirety, and the following paragraph shall be inserted as subsection 4.2 A:

                           Section 4.2A. The rent shall be adjusted from time to time in accordance with this Section to reflect increases in the expense of operating the Building ("Expenses"). The rent, including the adjustments made pursuant to this Section, is referred to in this Lease as the "Rent." If the Operating Expenses in any period during the Term exceed the Operating Expenses for Calendar Year 1999, Operating Expenses shall be adjusted to include Lessee's Prorata Share of such excess. As soon as practicable after the end of each calendar year (or portion thereof) during the Term, Lessor will provide Lessee with a written notice ("Statement") setting forth the amount of any adjustments to Rent together with a statement of Operating Expenses for the previous calendar year and copies of supporting documentation comparable to information supplied to other tenants in the Building. Within thirty (30) days following receipt of the Statement and other required information, Lessee shall pay Lessor: [i] the adjustment to Rent for the previous calendar year after credit for any estimated adjustment to Rent for the months which Lessee has made pursuant to this Section; and [ii] an estimated adjustment to Rent for the months which have lapsed in the current calendar year based on the previous calendar year's increase in Operating Expenses and Lessor's good faith projection of the increase in Operating Expenses during the current calendar year after credit for any estimated payments made by Lessee pursuant to this Section. Commencing with the month following the month in which the Statement is dated and continuing until such time as Lessee receives

                           Lessor's next Statement, the Monthly Basic Rent Installments shall be adjusted to include Lessee's Proportionate Share of any Operating Expenses in excess of Operating Expenses in calendar year 1999 based on Operating Expenses for the previous calendar year and Lessor's good faith projection of the increase in Operating Expenses for the current calendar year. The adjusted portion of the payments of Rent shall be credited against the actual Operating Expenses as shown in Lessor's next Statement. If the next Statement shows that Lessee has overpaid and if Lessee is not then in default, Lessor shall credit such overpayment against the next accruing payments of Rent until the overpayment is reduced to zero. The obligation to pay the adjustments to Rent shall survive any termination of the Term with respect to the period prior to such termination. Notwithstanding any other provision herein to the contrary, it is agreed that in the event the Building is not fully occupied during any partial calendar year or any full calendar year, an adjustment shall be made by Lessor in computing the Expenses for such year as though the Building had been 95% occupied during such calendar year and as though the entire Building had been provided with building standard services during such calendar year, and Rent payable by Lessee shall in no event be less than the Rent specified in Section 4 hereof.

                  0.6 The last sentence of Section 4.1 of the Lease is deleted and the following sentence is substituted therefor:

                           Notwithstanding the foregoing, in the event a tax increase is attributable to an increase in the assessed value resulting from a transfer of the Building, Lessee's Prorata Share of such taxes shall not be increased by more than four percent (4%) in any given year.

                  0.7 Section 4.2 of the Lease is amended to add the following sentence at the end of Paragraph C thereof:

                           Notwithstanding the foregoing, Operating Expenses shall not include:

                           (i)      interest and principal payments on
                                    mortgages;

                           (ii)     rent under any ground or underlying leases;

                           (iii)    depreciation of the Building and
                                    improvements and financing costs of the
                                    Building and improvements;

                           (iv) compensation paid to officers and executives of Lessor above the level of the Building's property manager;

                           (v)      any cost paid to a Lessor-related
                                    corporation or entity which cost is in
                                    excess of the amount which would typically be paid by a building owner in an arms-length transaction;

                           (vi) managing agents' fees or commissions in excess of the rates that are customarily charges for building management for buildings of like class and character;

                           (vii)    auditing fees;

                           (viii) legal and other professional fees and expenses incurred in preparing, negotiating and executing leases, amendments, terminations and extensions or in resolving any disputes with Lessees and other occupants or enforcing lease obligations, including, without limitation, court costs;

                           (ix) any fines or penalties, including interest payable by Lessor in connection with its late payment of any operating costs, taxes and expenses;

                           (x) expenses incurred by Lessor in connection with the transfer or disposition of the underlying land or the Building or any ground or underlying lease, including, without limitation, transfer, deed and capital gains taxes;

                           (xi) the cost of any alterations, additions, changes, replacements, improvements and repairs and other items, which under generally accepted accounting principles are properly classified as capital expenditures;

                           (xii) payments under equipment leases, the cost of which would have constituted a capital expenditure if Lessor had purchased such equipment;

                           (xiii) the cost of removing or remediating any substances or materials which are deemed hazardous by any law, ordinance or other governmental regulation or asbestos-containing materials;

                           (xiv) the cost of any repair made by Lessor to remedy damage caused by, or resulting from, the negligence or willful wrongful act or willful omission of Lessor, its agents, contractors or its employees;

                           (xv) the cost of installing, operating and maintaining any portion of the Building operated by Lessor for uses other than office use and storage including, without limitation, observatory, broadcasting facility, luncheon club, theater, rehearsal hall, art gallery or garage;

                           (xvi) any cost or expenditure for which Lessor is reimbursed, whether by lessees pursuant to such lessees' leases, insurance proceeds, condemnation proceeds or otherwise, including any expense for which Lessor would have been reimbursed had Lessor carried insurance policies which are required under this Lease;

                           (xvii) the cost of any work or service performed for or made available to any lessee of the Building (other than Lessee), the scope of which exceeds the services furnished generally, without additional expense, to the lessees and other occupants (including Lessee) of the Building;

                           (xviii) the overtime costs of any heating, air conditioning or electrical current furnished to other lessees of the Building to the extent such costs are to be separately reimbursed by such other lessees;

                           (xix) costs of lessee alterations or decorations, including initial lessee improvements;

                           (xx) advertising, marketing and promotional expenses and brokerage and leasing commissions;

                           (xxi)    costs incurred by Lessor to induce
                                    prospective lessees of the Building which are payable in connection with space located in other buildings previously occupied by such prospective lessees;

                           (xxii)   costs of acquiring or leasing art work;

                           (xxiii) costs of membership in any political, professional or social organizations or any political or charitable contributions; or

                           (xxiv) costs of significant repairs to the roof, parking lot and other structural components of the Building or replacement of or significant repairs to the existing HVAC zone line units.

                  24.1 Section 6 of the Lease is amended and restated in its entirety as follows:

                           Section 6.   Utilities.

                                    Lessor shall, at Lessor's sole cost and
                           expense, furnish the following utilities to the
                           Premises:

                                             (a) hot and cold water for lavatory
                                    purposes and cold water for drinking (at all times);

                                             (b) air-conditioning, heating and
                                    ventilation (during Lessee's ordinary
                                    business hours; Lessee shall pay for any requested additional services at the standard utility rates); and

                                             (c) electricity and lighting (at
                                    all times).

                           Notwithstanding the foregoing, Lessee shall pay for the services described in items (b) and (c) immediately preceding to the extent provided to the computer room. Lessor shall also provide telephone service and any requested cable service at Lessee's sole cost and expense.


                  3.1 The following sentence is added to the end of Paragraph A of Section 8 of the Lease:

                       Lessor shall promptly make all necessary repairs and
                  or replacements to the HVAC, electrical and plumbing systems, floors, roofs, load bearing walls and columns, common areas, parking lot and side walks as it reasonably deems necessary. In addition, Lessor shall periodically refurbish and/or replace the exercise equipment in the fitness room.

                  3.2  Section 31 of the Lease entitled "First Option to
         Expand the Premises; First Refusal Right." is deleted in its entirety.

                  3.3 Section 32 of the Lease entitled "Second Option to Expand the Premises" is deleted in its entirety.

                  3.4 Section 33 of the Lease entitled "Renewal Options" is deleted in its entirety.

         2. Refurbishment Allowance. Within ten (10) business days of the date hereof, Lessor shall pay Lessee, in the form of cash or check, a refurbishment allowance in the amount of $140,000. Said amount shall be used toward tenant finish improvements to the Premises and for such other purposes as Lessee may elect. On or about January 1, 2002, Lessor shall pay Lessee an additional refurbishment allowance in the amount of $25,000, which amount shall be in the form of cash, check or rent credit, at Lessor's option.

         3. Right of First Offer. Lessee shall have a right of first offer to lease for the remaining Term up to all of the remaining office space located on the first and second floors of the Building which is currently vacant or leased to other tenants as and when such space from time to time becomes available (the "Offer Space"). Lessor shall not, during the Term, lease any portion of the Offer Space to another tenant or renew an existing lease for any portion of the Offer Space with another tenant unless obligated to do so under the terms of such lease, without (a) providing Lessee a written offer to lease such Offer Space, and (b) the earlier to occur of Lessee providing Lessor a written rejection of offer to lease such Offer Space or a period of ten (10) business days elapsing after Lessee's receipt of such offer. The offer leasing notice shall contain a description of the available Offer Space, the date on which Lessor anticipates such space to be available and the rental rate applicable to such space. Contemporaneously with the actual execution date hereof, Lessor shall provide Lessee a list of the expiration dates and renewal dates for the existing second floor leases.

         4. Effect of Amendment. After the date hereof, each reference to the Lease shall mean and be deemed to be a reference to the Lease as modified by this Amendment. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect in the same form thereof as it existed immediately prior to the date of this Amendment.



         IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date set forth above.

Signed and Acknowledged                              LESSOR:
In the Presence of:
                                  NTS/SPRINGS OFFICE, LTD., dba THE SPRINGS

                                  By:  NTS Capital Corporation, General Partner


                                  By:
                                                    Brian F. Lavin

                                  Title:      Executive Vice President



Signed and Acknowledged           LESSEE:
In the Presence of:
                                  KFC NATIONAL PURCHASING COOPERATIVE, INC., a
                                  Delaware corporation d/b/a FoodService
                                  Purchasing Cooperative, Inc.


                                  By:

                                  Name:

                                  Title:

                           SEVENTH AMENDMENT TO LEASE

                  This Seventh Amendment to Lease ("Amendment") is made and entered into as of the 2nd day of November, 1998 by and among NTS/SPRINGS OFFICE, LTD., a Kentucky limited partnership d/b/a THE SPRINGS (successor in interest to NTS/Breckenridge, Ltd., a Kentucky limited partnership d/b/a the Springs) ("Lessor"), And KFC NATIONAL PURCHASING COOPERATIVE, INC., a Delaware corporation d/b/a FoodService Purchasing Cooperative, Inc. ("Lessee").

                                    RECITALS

                  D. NTS/Breckenridge, Ltd. d/b/a The Springs, as Lessor, and KFC National Purchasing Cooperative, Inc., as Lessee, entered into a certain Lease dated April 8, 1988, relating to certain space in The Springs Office Building on Breckenridge Lane in Louisville, Kentucky, as modified by: (i) Addendum to Lease dated December 29, 1989, (ii) Second Amendment to Lease dated January 15, 1993, (iii) Third Amendment to Lease dated April 11,1995, (iv) Fourth Amendment to Lease dated April 11,1995, (v) Fifth Amendment to Lease dated December 15, 1997 and
         (vi) Sixth Amendment to Lease dated February 9, 1998 (as amended, the "Lease").

                  E. Pursuant to a certain sublease dated January 15, 1993, between Thomas Drury, Inc., as Sublessor and lessee, as Sublesse, Lessee subleased Suite 295 from Thompson Drury, Inc. Said sublease expired on September 13, 1996.

                  F. Lessor and Lessee desire to enter into this Amendment for the purpose of amending certain of the terms and conditions of the Lease as set forth herein.

                  NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Amendments to Lease. For the period from September 14, 1996 through December 14, 1997, the Lease is hereby amended as follows:

         1.1 Section 2 of the Lease is amended and restated in its entirety as follows:

                         Section 2. GRANT AND THE PREMISES. Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor the following office space (the "Premises") in the office building (the "Building"), containing 124,771 square feet, forming part of the development known as "The Springs" (the "Development") and located at 950 Breckenridge Lane, Louisville, Kentucky:

                         Suite 240 (containing approximately 6,644 sq. feet) Suite 270 and 280 (containing approximately 4,530 sq. feet)
                         Suite 295 (containing approximately 3,287 sq. feet) Suite 300 (comprising the entire third floor and containing approximately 33,300 sq. feet)

                           Total Square Footage:     47,761 sq. feet

                  Lessee shall have the right (i) in common with Lessor, other lessees in the Building, their employees, agents, customers and invitees to use the common areas of the Building and the legally subdivided tract of real property on which the Building is situated, including without limitation, entrances and exits, halls, corridors, stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and the conference room, but only for the purposed intended therefor (the "Common Areas"), and (ii) in common with the foregoing and other occupants of the Development, their employees, agents and invitees, to use the access road from Breckenridge Lane to the Building. The term "Common Areas" shall also include a picnic area with a gazebo and any other outdoor amenities which Lessor in its sole discretion may elect to provide, all of which are to be installed by Lessor at its expense and maintained by Lessor.

                  1.2 Section 4 of the Lease is amended and restated in its entirety as follows:

                           Section 4. Rent. During the Term, Lessee shall pay to
                  Lessor as rent, the monthly amounts set forth in this Section 4 for the respective periods indicated (the "Rent"). All payments of the Rent shall be made payable to Lessor and paid in advance on the first (1st) business day of each and every month. The Rent and all sums hereinafter designated as additional rent shall be mailed to Lessor at the office of NTS Development Company, 10172 Linn Station Road, Louisville, Kentucky 40223, all of which Lessee hereby covenants and agrees to pay without demand or notice and without any right of offset, set-off or deduction. In the event Lessee shall fail to pay any of the Rent or other monies due under this Lease within ten (10) days after the same become due and payable, then a service charge of one and one-half percent (1.5%) per month or any portion of a month for which such payment of the Rent or additional payment is late shall be charged as follows:

                          09/14/1996 - 12/14/1997: Annual rent in the amount of $782,166.96 payable in monthly installments of $65,180.58.

                  0.3 Section 4.1 of the Lease is amended and Lessee's Prorata Share is as follows:

                           In their Lease, the Prorata Share for Lessee is
                           41.25%.

              For the period from December 15, 1997 through February 28, 1999, the Lease is hereby amended as follows:

                  1.4 Section 2 of the Lease is amended and restated in its entirety as follows:

                           Section 2. GRANT AND THE PREMISES. Lessor does hereby lease to Lessee and Lessee does hereby lease from Lessor the following office space (the "Premises") in the office building (the "Building"), containing 124,771 square feet, forming part of the development known as "The Springs" (the "Development") and located at 950 Breckenridge Lane, Louisville,
                           Kentucky:

                           Suite 30 (containing approximately 3, 713 sq. feet) Suite 240 (containing approximately 6,644 sq. feet) Suite 270 and 280 (containing approximately 4,530 sq. feet)
                           Suite 295 (containing approximately 3,287 sq. feet) Suite 300 (comprising the entire third floor and containing approximately 33,300 sq. feet)

                               Total Square Footage:      51,474 sq. feet

                  Lessee shall have the right (i) in common with Lessor, other lessees in the Building, their employees, agents, customers and invitees to use the common areas of the Building and the legally subdivided tract of real property on which the Building is situated, including without limitation, entrances and exits, halls, corridors, stairwells, elevators, restrooms, sidewalks, driveways, parking areas, landscaped areas and the conference room, but only for the purposed intended therefor (the "Common Areas"), and (ii) in common with the foregoing and other occupants of the Development, their employees, agents and invitees, to use the access road from Breckenridge Lane to the Building. The term "Common Areas" shall also include a picnic area with a gazebo and any other outdoor amenities which Lessor in its sole discretion may elect to provide, all of which are to be installed by Lessor at its expense and maintained by Lessor.


                  1.5 Section 4 of the Lease is amended and restated in its entirety as follows:

                           Section 4. Rent. During the Term, Lessee shall pay to
                  Lessor as rent, the monthly amounts set forth in this Section 4 for the respective periods indicated (the "Rent"). All payments of the Rent shall be made payable to Lessor and paid in advance on the first (1st) business day of each and every month. The Rent and all sums hereinafter designated as additional rent shall be mailed to Lessor at the office of NTS Development Company, 10172 Linn Station Road, Louisville, Kentucky 40223, all of which Lessee hereby covenants and agrees to pay without demand or notice and without any right of offset, set-off or deduction. In the event Lessee shall fail to pay any of the Rent or other monies due under this Lease within ten (10) days after the same become due and payable, then a service charge of one and one-half percent (1.5%) per month or any portion of a month for which such payment of the Rent or additional payment is late shall be charged as follows:

                         12/15/1997 - 2/28/1999: Annual rent in the amount of $841,573.80 payable in monthly installments of$70,131.15.


                  1.6 Section 4.1 of the Lease is amended and Lessee's Prorata Share is as follows:

                           In their Lease, the Prorata Share for Lessee is
                           41.25%.



         2. Effect of Amendment. After the date hereof, each reference to the Lease shall mean and be deemed to be a reference to the Lease as modified by this Amendment. Except as expressly modified by this Amendment, the Lease shall remain in full force and effect in the same form thereof as it existed immediately prior to the date of this Amendment.

         IN WITNESS WHEREOF, this Amendment has been executed by the parties as of the date set forth above.

Signed and Acknowledged              LESSOR:
In the Presence of:
                                     NTS/SPRINGS OFFICE, LTD., dba THE SPRINGS

                                     By:  NTS Capital Corporation, General
                                          Partner

                                     By:

                                                   Brian F. Lavin

                                     Title:        Executive Vice President



Signed and Acknowledged              LESSEE:
In the Presence of:
                                     KFC NATIONAL PURCHASING COOPERATIVE,
                                     INC., a Delaware corporation d/b/a
                                     FoodService Purchasing Cooperative, Inc.


                                     By:

                                     Name:

                                     Title: